UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2022

StoneBridge Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40613	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center

Suite 8500

New York, NY 10007

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 314-3555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	APACU	The Nasdaq Stock Market LLC

Class A ordinary share, par value $0.0001 per share	APAC	The Nasdaq Stock Market LLC

Warrants, each exercisable for one Class A ordinary share for $11.50 per share	APACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

StoneBridge Acquisition Corporation (the “Company,” “we”, “our” or “us”) filed its Form 10-Q for the quarterly period ending September 30, 2021 (the “Q3 2021 Form 10-Q”) with the U.S. Securities and Exchange Commission on November 23, 2021, which included in their respective unaudited condensed balance sheets / condensed statements of operations / condensed statements of changes in shareholders’ deficit (the “Financial Statements”) errors relating to derivative financial instruments (specifically the option granted to the underwriters to purchase an additional amount of the Company’s units for 45 days after the initial public offering) and the realized loss incurred on private warrant issuance at the time of IPO.

The Company’s management and audit committee of the board of directors (the “Audit Committee”) have determined that the Financial Statements should no longer be relied upon due to the error contained therein relating to the incorrect accounting treatment of the derivative financial instruments and the issuance of private warrants, as described above.

As a result of the foregoing, on April 11, 2022, the Company’s management, together with the Audit Committee, determined that the September 30, 2021 Form 10-Q should be amended and restated to correct such error.

The Company’s management has concluded that in light of the error described above, a material weakness exists in the Company’s internal control over financial reporting related to the Company’s accounting and valuation for complex financial instruments and that, because of this material weakness, the Company’s disclosure controls and procedures were not effective as of September 30, 2021. The Company’s remediation plan with respect to such material weakness will be described in more detail in the amended Q3 2021 Form 10-Q.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

Refer to the following “Restated unaudited condensed statements of operations” chart for additional information as to the accounting impact of these adjustments to the Company’s Financial Statements as of September 30, 2021:

As of September 30, 2021	As Reported	Adjustment	As Adjusted
Condensed statements of operations for the three months ended September 30, 2021
Change in fair value of derivative liability	$-	$190,208	$190,208

Fair value in excess of sale of private warrants	-	(1,000,000)	(1,000,000)

Total other income (expense)	9,613,041	(809,792)	8,803,249

Net Income	9,200,111	(809,792)	8,390,319

Weighted average shares outstanding of Class A ordinary share	15,824,176	-	15,824,176

Basic and diluted net income per Class A ordinary share	0.44	(0.04)	0.40

Weighted average shares outstanding of Class B ordinary share	5,156,593	(156,593)	5,000,000

Basic and diluted net income per Class B ordinary share	0.44	(0.04)	0.40

Condensed statements of operations for the period February 2, 2021 (inception) through September 30, 2021

Change in fair value of derivative liability	-	190,208	190,208

Fair value in excess of sale of private warrants	-	(1,000,000)	(1,000,000)

Total other income (expense)	9,613,041	(809,792)	8,803,249

Net Income	9,192,691	(809,792)	8,382,899

Weighted average shares outstanding of Class A ordinary share	6,000,000	-	6,000,000

Basic and diluted net income per Class A ordinary share	0.79	(0.03)	0.76

Weighted average shares outstanding of Class B ordinary share	5,665,625	(665,625)	5,000,000

Basic and diluted net income per Class B ordinary share	0.79	(0.03)	0.76

Condensed statements of changes in shareholders' deficit statement for the period February 2, 2021 (inception) through September 30, 2021

Sale of private warrants under fair value	(1,000,000)	(1,000,000)	-

Net Income	9,200,111	(809,792)	8,390,319

Remeasurement for Class A ordinary shares to redemption value	(25,598,344)	(190,208)	(25,788,552)

Total shareholders’ deficit	(17,405,153)	-	(17,405,153)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEBRIDGE ACQUISITION CORPORATION
Dated: April 13, 2022
	By:	/s/ Bhargava Marepally
		Name:	Bhargava Marepally
		Title:	Chief Executive Officer